UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637 (Commission File Number)	41-0992135 (IRS Employer Identification No.)

1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Winland Electronics, Inc. and M&I Marshall & Ilsley Bank executed Amendment No. 17 to Credit Agreement, which further amends the Credit and Security Agreement dated June 30, 2003, as amended (the "Credit Agreement").  The current amendment amends the following provisions of the Credit Agreement:
  Section 1.1 definition of “Borrowing Base” to read "(b) 70% of Eligible Accounts, minus";
  Section 1.1 definition of "Maximum Line" to read "(i) $1,500,000.00 during the period from June 30, 2010 through July 31, 2010, (ii) $1,400,000.00 during the period from August 1, 2010 through August 31, 2010, (iii) $1,300,000.00 during the period from September 1, 2010 through September 29, 2010, and (iv) $1,250,000.00 from and after September 30, 2010"; and
  Section 6.12 definition of "Tangible Net Worth" to read "$6,800,000.00".
Amendment No. 17 to Credit Agreement is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:
	10.1	Amendment No. 17 to Credit Agreement between the Company and M&I Marshall & Ilsley Bank dated June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: July 1, 2010	By:	/s/ Thomas J. de Petra
Thomas J. de Petra
President and Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 30, 2010	1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM
10.1	Amendment No. 17 to Credit Agreement between the Company and M&I Marshall & Ilsley Bank dated June 30, 2010.